AMENDMENT #3
                                     to the
                  Purchase of Equipment and Services Agreement
                                     Between
                        Sprint/United Management Company
                                       And
                          Hybrid Networks, Incorporated

     This is the Third Amendment ("Amendment 3") to the Purchase of Equipment and Services Agreement ("Agreement") dated May 1, 2000, between Sprint/United Management Company ("Sprint"), a Kansas corporation, with offices at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, and Hybrid Networks, Inc. ("Hybrid"), a Delaware corporation, with its principal offices at 6409 Guadalupe Mines Road, San Jose, CA 95120.

     This Amendment 3 shall be effective (the "Effective Date") as of July 3, 2001.

     In order to facilitate the parties' working relationship, Sprint and Hybrid have agreed to certain modifications of the Agreement and the December 22, 2000 Amendment to the Agreement ("Amendment 1") and the March 31, 2001 Amendment to the Agreement ("Amendment 2"), as follows:

1. Terms of Purchase and Sale.

     (a) Sprint has submitted a binding purchase order (Purchase Order #21-0002442223, dated July 24, 2001) to Hybrid in the amount of $1,590,400 for the purchase of Base Station (head end) Equipment. The parties expressly acknowledge and agree that, notwithstanding anything in the Agreement to the contrary, (i) such Base Station Equipment will not be subject to the Substantial Completion and Final Acceptance testing referenced in Section 11 of the Agreement, nor to any testing under Section 7 or Schedule 1.21 of the Agreement, and (ii) Hybrid will have the right (notwithstanding Section 23.2(b) of the Agreement) to invoice Sprint for the full purchase price for all such Base Station Equipment upon the date the Base Station Equipment is shipped. In accordance with Section 23.2(a) of the Agreement, Hybrid's invoice for such Base Station Equipment will be due and payable in full by Sprint 30 days from the date of shipment. The foregoing will not be deemed to waive any warranties made by Hybrid in the Agreement or any other rights Sprint has under the Agreement.

     (b) Notwithstanding anything to the contrary in Section 2.6 of the Agreement, on the first business day of each calendar month beginning with July 6, 2001, Sprint will deliver 12-month rolling forecasts to Hybrid for purchases of Modems (as defined herein.) The quantity indicated for the first 90 days of each such forecast will be a binding commitment to purchase by Sprint. For purposes hereof, "Modems" means P-modems (WBR-60-231 or 231B) and ThruWAVE modems.

     (c) Sprint will submit an initial 12-month rolling forecast of 96,000 Modems for the period from July 1, 2001 through June 30, 2002 that will (i) include 24,000 P-modems to be purchased at a price of $335 per P-modem during the first 90 days covered by such forecast and (ii) have the following shipment dates:

--------------------------------------------------------------------------------
Shipment Date                                        Quantity of P-modems
--------------------------------------------------------------------------------
by 7/15/01                                           8,000
--------------------------------------------------------------------------------
8/01/01                                              8,000
--------------------------------------------------------------------------------
9/04/01                                              8,000
--------------------------------------------------------------------------------

     (d) After Sprint purchases from Hybrid, at a price of $335 per P-modem, the lesser of (i) 37,000 P-modems or (ii) Hybrid's remaining available inventory of P-modems, then Sprint may meet its future purchase commitments for Modems by acquiring ThruWAVE modems at $335 per modem. Hybrid may, but is not required to, make more than 24,000 P-modems available to Sprint. Sprint will continue to receive shipping priority and Most Favored Customer Status, as set forth in Sections 3.5 and 21.2 of the Agreement, respectively, in connection with any Modem purchases.

     (e) Notwithstanding anything to the contrary in Section 23.2(d) of the Agreement, Sprint agrees to wire transfer the aggregate purchase price for each shipment of Modems within 3 business days after receipt of the shipment, but only if Hybrid provides an accurate and complete pro forma invoice to Sprint at least 5 business days before shipment.

     (f) Hybrid shall use commercially reasonable efforts to achieve the shipment dates set forth in subsection (c) above. However, Hybrid will not be deemed to be in breach of the Agreement if Hybrid supplies the Modems pursuant to the lead times governed by Section 2.7 of the Agreement. If there is any breach of the Agreement by Hybrid, in any material or non-material way, then Sprint may, in its sole discretion and in addition to any other remedies in equity or at law, accelerate its purchase of P-modems, which were included in a purchase order submitted by Sprint to Hybrid, at any time, by giving 1-day prior written notice to Hybrid. Any cure period otherwise applicable to such breach does not apply.

     (g) The material breach provision in Section 17.2 of the Agreement changes from "135 days" to "30 days" with respect to CPE (customer premises equipment) until such time as Hybrid publicly reports a net worth of $10,000,000, at which time the number of days will revert back to "135 days".

2. Warrant. Concurrently with the execution of this Amendment 3 by both parties, Hybrid will execute the warrant, attached hereto as Exhibit A, pursuant to which Hybrid will grant Sprint the right to acquire 25 shares of Hybrid common stock for each P-modem purchased by Sprint pursuant to the terms of this Amendment 3, up to the first 24,000 P-modems purchased by Sprint after July 1, 2001.

3.  Defined  Terms.   Unless  otherwise  specified  in  this  Amendment  3,  all capitalized terms used herein shall have the meanings set forth in the Agreement.

4. Termination of Letter Agreement. The Letter Agreement between the parties dated July 3, 2001 is hereby terminated and is null and void.

5. Controlling Terms. In the event of a conflict between the terms of this Amendment 3 and the terms of Amendment 1, Amendment 2 or the Agreement, the terms of this Amendment 3 shall control.

6. Effect of Amendment. All other terms and conditions of the Agreement, including Amendment 1 and Amendment 2 remain unchanged. Except as specifically stated herein, nothing in this Amendment 3 waives either party's rights under the Agreement or Amendment 1 or Amendment 2.

IN  WITNESS  WHEREOF,  each  party  has  executed  this  Amendment  3 by a  duly
authorized  representative.   The  parties  acknowledge  that  they  have  read,
understood and agreed to the terms of this Amendment 3.

SPRINT/UNITED MANAGEMENT COMPANY          HYBRID NETWORKS, INC.


By: /s/ Brett A. Krause                   By: /s/ Judson W. Goldsmith
    -------------------------------           ----------------------------------
Name: Brett A. Krause                     Name: Judson W. Goldsmith

Title: AVP Business Operations            Title: Vice President of Finance

Dated: 8/8/01                             Dated: 8/15/01

                                    EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE "ACT", OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND IN ACCORDANCE WITH SECTION 6 AND
SECTION 11(b) HEREOF. THE ISSUE OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                              HYBRID NETWORKS, INC.
                            (a Delaware corporation)

                            DATED AS OF JULY 31,2001

          VOID AFTER 5:00 P.M., CENTRAL STANDARD TIME, ON JULY 31, 2006

     HYBRID NETWORKS, INC., a Delaware corporation (the "Company"), hereby certifies that Sprint Corporation, a Kansas corporation (together with its Affiliates (as defined below), "Sprint"), is entitled to purchase from the Company, at the time, in the amounts and during the period described in Section 3 below, that number of shares of Common Stock of the Company determined pursuant to the provisions of Section 2 below, at the Purchase Price (as defined below) then in effect.

1. Definitions.

     "Affiliate" means any entity that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, Sprint Corporation.

     "Common Stock" means the Company's common stock, par value $0.001 per share, and stock of any other class of the equity of the Company into which such shares may hereafter have been changed.

     "Conversion Price" means the price per share for which Common Stock is issuable upon the conversion or exchange of Convertible Securities, determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exchange of such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

     "Convertible Securities" mean any securities issued by the Company or an affiliate of the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

     "Exercise Term" means any time between the date hereof and July 31, 2006, subject to the vesting schedule set forth in Section 2 hereof.

     "Market Price" of a share of Common Stock on any day means (i) the average closing price of a share of Common Stock for the twenty (20) consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (ii) if not listed or admitted to trading on any national securities exchange, the average of the last reported sales price for the twenty (20) consecutive trading days preceding such day on the Nasdaq National Market, or (iii) if not traded on the Nasdaq National Market, the average of the highest reported bid and the lowest reported asked prices on each of the twenty (20) consecutive trading days preceding such day in the over-the-counter market as furnished by the National Association of Securities Dealers, Inc. automated quotation system, or (iv) if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock are not publicly traded, the Market Price for such day shall be equal to the price per share of the Company's Common Stock (or other capital stock of the Company convertible into Common Stock at a 1:1 ratio) sold in the Company's latest bona fide round of equity financing.

     "New Security" shall have the meaning set forth in Section 4(b) hereof.

     "Purchase Price" shall have the meaning set forth in Section 3(b) hereof.

     "Registered Holder" means; Sprint Corporation, together with its successors and permitted assigns.

     "Strike Price" means the price per share for which Common Stock is issuable upon the exercise of any rights, options or warrants for the purchase of Common Stock, determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the grant of such rights, options or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights, options or warrants, by
(ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants.

     "Warrant Stock" means the shares of Common Stock or New Securities acquired or acquirable upon exercise of this Warrant, any shares of Common Stock or New Securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares of Common Stock, or any other interest in the Company that has been or may be acquired upon exercise of this Warrant.

2. Vesting Schedule.

     A total of 600,000 shares of Common Stock shall be available for purchase hereunder in accordance with the following schedule, and such shares shall remain available for purchase during the Exercise Term:

     (a) 200,000 shares of Common Stock shall vest and become exercisable on August 1, 2001;

     (b) 200,000 shares of Common Stock shall vest and become exercisable on September 5, 2001; and

     (c) 200,000 shares of Common Stock shall vest and become exercisable on September 30, 2001.

3. Exercise of Warrant.

     (a) In addition to the Registered Holder's rights pursuant to Section 3(e) hereof, this Warrant may be exercised at any time during the Exercise Term by the Registered Holder in whole or in part, and from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by a check drawn on the bank account of the Registered Holder or the surrender of shares pursuant to the Net Issue Election provisions set forth in Section 3(e) hereof.

     (b) As used herein, the term "Purchase Price," with respect to a share of Warrant Stock, shall mean $1.20.

     (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 3(a) above. At such time, the person(s) or entity(ies) in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 3(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

     (d) As soon as practicable after each exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, with a new Warrant Schedule attached thereto reflecting the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares reflected in the Warrant Schedule attached as Exhibit B to this Warrant on the date of such exercise minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 3(a) above.

     (e) Net issue Election. The Registered Holder may elect to receive, without the payment by the Registered Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice (attached hereto as Exhibit B) duly executed, at the office of the Company. Thereupon, the Company shall issue to the Registered Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

where

     X = the number of shares to be issued to the Registered Holder pursuant to this Section 3(e).

     Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3(e).

     A = the Market Price of one share of Common Stock at the time the net issue election is made pursuant to this Section 3(e).

     B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3(e).

The Board of Directors of the Company shall promptly respond in writing to an inquiry by the Registered Holder as to the Market Price of one share of Common Stock.

4. Adjustments.

     (a) Adjustment of Purchase Price Amount and Number of Shares Upon Stock Splits. Dividends, Distributions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend or make a distribution with respect to outstanding shares of Common Stock or Convertible Securities payable in Common Stock or in Convertible Securities which are convertible with no additional consideration into shares of Common Stock, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced (treating for such purpose any such shares of Convertible Securities outstanding or payable as being the number of shares of Common Stock issuable upon their conversion) and the number of shares of Warrant Stock proportionately increased; and conversely, in case the shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock proportionately reduced.

     (b) Reorganization or Reclassification. In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value), or any consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of the assets of the Company which shall be effected in a manner by which the holders of Common Stock shall be entitled (either directly or upon subsequent liquidation) to equity securities with respect to or in exchange for Common Stock, then this Warrant shall, after such capital reorganization, reclassification of capital stock, merger or sale of assets, entitle the Registered Holder hereof to purchase the kind and number of shares of stock or other securities of the Company, or of the entity resulting from such consolidation (the "Surviving Entity") to which the Registered Holder hereof would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets. If the holders of Common Stock shall be entitled to cash, cash equivalents, nonequity securities or other property of the Company or the Surviving Entity ("Property") with respect to or in exchange for Common Stock, then this Warrant shall, after such capital reorganization, reclassification of capital stock, merger or sale of assets, entitle the Registered Holder hereof to purchase the kind of issued and outstanding common stock or other equity security of the Company or the Surviving Entity ("New Security"), as the case may be, which is most similar to the Common Stock, which shall be in an amount equal to a number of shares of the New Security having a Market Price on the effective date of such capital reorganization, reclassification of capital stock, merger or sale of assets equal to the Market Price on such effective date of the Property issued per share of the Common Stock. The Company shall not effect any such capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets unless prior to the consummation thereof the Surviving Entity (if other than the Company) resulting therefrom or the corporation purchasing such assets shall, by written instrument executed and mailed to the Registered Holder hereof at the last address of such Registered Holder appearing on the books of the Company, (i) assume the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to purchase, and
(ii) agree to be bound by all the terms of this Warrant. Furthermore, in the case of a capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets which entitles the Registered Holder to purchase New Securities under this Warrant, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets shall be adjusted to equal the price determined by dividing the Purchase Price for each such share of Warrant Stock immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets by the number of shares of New Securities the Registered Holder is entitled to receive for each share of Common Stock hereunder.

     (c) Change in Strike Price, Conversion Price or Conversion Rate. If (A) the Strike Price for any right, option or warrant for the purchase of Common Stock,
(B) the Conversion Price of any Convertible Security or (C) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than by reason of provisions designed to protect against dilution), the Purchase Price for all shares of Warrant Stock issuable immediately prior to the time such event occurs shall be readjusted to the Purchase Price which would have been in effect at such time had such rights, options, warrants or Convertible Securities still outstanding provided for such changed Strike Price, Conversion Price or conversion rate, as the case may be, at the time such rights, options or warrants were initially granted or such Convertible Securities were initially issued.

     (d) Consideration for Stock. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deducting any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase Common Stock or Convertible Securities shall be issued or sold in whole or in part for consideration other than cash, the amount of such consideration shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company, without deducting any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation as determined by the Board of Directors of the Company, and if any such calculation results in adjustment of the Purchase Price for all shares of Warrant Stock then issuable hereunder, the determination of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, conversion or sale, for purposes of Section 4(b) shall be made after giving effect to such adjustment of the Purchase Price.

     (e) Computation of Adjustments. Upon each computation of an adjustment in the Purchase Price for any share of Warrant Stock issuable hereunder, the Purchase Price for all such shares of Warrant Stock shall be computed to the nearest cent (i.e., fractions of .5 of a cent, or greater, shall be rounded to the highest cent) and the shares which may be purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e., fractions of one half of a share, or greater, shall be treated as being a whole share). No such adjustment shall be made, however, if the change in the Purchase Price for any such share of Warrant Stock would be less than $.0l per share, but any such lesser adjustment shall be made at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.01 per share or more.

     (f) Certain Prohibited Adjustments. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which would cause an adjustment of the Purchase Price to less than the par value of the Common Stock.

     (g) Notice of Adjustment of Purchase Price, Number of Shares. Upon any adjustment of the Purchase Price or number of shares of Warrant Stock purchasable hereunder, the Company shall promptly give written notice thereof to the Registered Holder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5. Fractional Shares.

     The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If the Registered Holder would be entitled upon the exercise of any rights evidenced hereby to receive a fractional interest in a share of Common Stock, the Company shall, upon such exercise, pay in lieu of such fractional interest an amount in cash equal to the value of such fractional interest, calculated based upon the Market Price as of the date this Warrant is exercised.

6. Limitation on Sales; Registration.

     (a) The Company will use its best efforts to amend that certain 1999 Amended and Restated Investor Rights Agreement, dated as of September 9, 1999, among the Company, Sprint and the other parties thereto (the "Rights Agreement") to include the Warrant Stock in the definition of the term "Registrable Securities" as that term is defined in the Rights Agreement. At all times during the Exercise Term that the Rights Agreement is not so amended, the provisions of Sections 6(c) through 6(f) hereof shall remain in full force and effect. Once the Rights Agreement has been amended pursuant to this Section 6(a), Sections 6(c) through 6(f) shall terminate and have no further force and effect.

     (b) The Registered Holder acknowledges that the Warrant Stock has not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant Stock in the absence of (i) an effective registration statement under the Act as to such Warrant Stock, or (ii) an exemption from such registration. This warrant and the Warrant Stock shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE

REGISTRATION THEREOF UNDER SUCH ACT OR LAW PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     (c) Piggyback Registrations.

          (i) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Act, the Company will give prompt written notice to the Registered Holder of its intention to effect such registration and will include in such registration all Warrant Stock with respect to which the Company has received a written request from the Registered Holder for inclusion therein within 15 days after the receipt of the Company's notice. The Company will pay, or cause to be paid, the registration expenses of the Registered Holder in all piggyback registrations.

          (ii) Underwritten Offering. If a piggyback registration is an underwritten primary or secondary registration on behalf of the Company and/or other holders of the Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration (including the Warrant Stock and any other shares of Common Stock held by holders with registration rights, collectively, with the Registered Holder, the "Holders") exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will promptly furnish the Registered Holder with a copy of the underwriter's opinion and may, by written notice to the Registered Holder, include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Common Stock requested to be included in such registration pro rata among the Holders on the basis of the number of shares owned by each such Holder.

          (iii) Underwriting Agreement. In any registration in which the Warrant Stock is to be included, the Registered Holder shall be a party to the underwriting agreement entered into by the Company in connection therewith, and the representations and warranties by, and the other agreements on the part of, the Company and for the benefit of the underwriters shall also be made to and for the benefit of the Registered Holder.

          (iv) Documents, Etc. The Company shall provide to the Registered Holder any and all documents, statements, opinions and forms as the Registered Holder reasonably deems necessary for the Registered Holder to participate in any piggyback registrations and to facilitate the disposition of the Warrant Stock covered by such registration pursuant to the terms and conditions of this Agreement and the applicable securities laws.

          (v) Indemnification. In the event of any piggyback registration of any Warrant Stock under the Securities Act, and in connection with any registration statement or any other disclosure document pursuant to which securities of the Company are sold, the Company will, and hereby does, jointly and severally, indemnify and hold harmless the Registered Holder, its directors, officers, fiduciaries, and agents (each, a "Covered Person") against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Act, any other securities or other laws of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(1) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement, any document incorporated by reference or other such disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof.

     (d) Demand Registration. On one occasion at any time during the Exercise Period, upon the demand of the Registered Holder, the Company shall, as soon as practicable thereafter but in no event later than 45 days following such demand, file a registration statement covering such amount of the Warrant Stock as the Registered Holder requests (a "Sprint Registration Statement") and, after such filing, the Company shall use reasonable efforts to cause such Sprint Registration Statement to become effective and to maintain the effectiveness thereof for a period of one (1) year, or until such earlier date as such Warrant Stock may be transferred without registration under the Act; provided that (i) the effectiveness of the Sprint Registration Statement may be terminated earlier if and to the extent that all of the Warrant Stock shall have been disposed of by the holder or holders thereof and (ii) the Company's obligation under this
Section 6(b) to file a Sprint Registration Statement as soon as practicable and to use reasonable efforts to cause such Sprint Registration Statement to become effective shall be suspended in the event and during such period as certain circumstances exist (such circumstances being hereinafter referred to as a "Suspension Event") which would make it impractical or inadvisable in the Company's good faith opinion to file a Sprint Registration Statement, but such suspension shall only continue until (y) such event is no longer continuing or
(z) ninety (90) days after the commencement of such suspension, whichever is earlier. A Suspension Event shall include, but shall not be limited to, (1) an underwritten primary offering by the Company if the Company is advised in writing by the managing underwriter of such underwritten offering that, in its good faith judgment, the sale of securities under a Sprint Registration Statement would interfere with the successful marketing of the securities to be offered under such primary offering; (2) pending negotiations relating to, or existence of any other event, fact or circumstance which would require disclosure by the Company in the Sprint Registration Statement of information regarding the Company or its business, business plans, financial condition or results of operations which has not previously been disclosed by the Company in a report filed under the Securities Exchange Act of 1934, as amended, or by public announcement; or (3) if the holder or holders of Warrant Stock on whose behalf the Sprint Registration Statement is being prepared fails to cooperate with the Company and to furnish to the Company all information in connection with the preparation of the Sprint Registration Statement as the Company may reasonably request.

     (e) All fees and expenses incurred by the Company in connection with the performance of its obligation to register the Warrant Stock pursuant to subsection 6(b) shall be borne by the Company; provided that any fees and expenses of the holder or holders thereof or of its or their counsel, and transfer taxes applicable to the sale of such Warrant Stock, shall be borne by such holder or holders.

     (f) The Registered Holder agrees, if requested by the Company or the representative of the underwriters underwriting an offering of Common Stock (or other securities of the Company) from time to time, not to sell or otherwise transfer or dispose of any Warrant Stock then held by the Registered Holder during such reasonable period of time following the effective date of any registration statement of the Company (other than the Sprint Registration Statement) filed under the Act for the period of time with respect to which a majority of the executive officers of the Company agree not to sell shares of Common Stock (or other securities of the Company). Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the Warrant Stock subject to the foregoing restriction until the end of such period.

7. Representations.

     The Registered Holder hereby represents and warrants to the Company as follows. The Registered Holder is a sophisticated investor having such knowledge and experience in business and investment matters that the Registered Holder is capable of protecting the Registered Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. The Registered Holder is aware that this Warrant and the Warrant Stock are being, or will be, issued to the Registered Holder in reliance upon the Registered Holder's representation in this Section 7 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. The Registered Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. The Registered Holder has received such information about the Company as the Registered Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers the Registered Holder has received from the Company with independent third parties to the extent the Registered Holder deems necessary. The Registered Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Warrant Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Registered Holder's own account and not as a nominee for any other party, and for investment, and that the Registered Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

8. Notices of Record Date, Etc.

     In the event that:

     (a) the Company shall set a record date for the purpose of entitling or enabling the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

     (b) there shall occur any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company, or

     (c)  there  shall  occur  any   voluntary   or   involuntary   dissolution,
          liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the effective date of such reorganization, reclassification, consolidation, merger or transfer or
(iii) the date of such dissolution, liquidation or winding-up is to take place, and also specifying, if applicable, the date and time as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

9. Reservation of Stock.

     The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

10. Replacement of Warrants.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Transfers, Etc.

     (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. The Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

     (b) This Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder; provided that this Warrant may be transferred to, and may be exercisable by, any company that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Registered Holder.

     (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Mailing of Notices, Etc.

     All notices and other communications in connection with the Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address listed below for each party or to such other address as such party shall provide to the other party hereto pursuant to written notice.

     If to the Registered Holder, addressed to:

          Sprint Corporation
          6450 Sprint Parkway
          Overland Park, KS 66251
          Attn. AVP, BWG Business Operations
          Fax: (913) 315-0760

     With a copy to:

          Sprint Corporation
          2330 Shawnee Mission Parkway
          Westwood, KS 66205
          Attn. Vice President & Corporate Secretary
          Fax: (913) 624-2256

     If to the Company, addressed to:

          Hybrid Networks, Inc.
          6409 Guadalupe Mines Road
          San Jose, CA 95120-5000
          Attn: Michael Greenbaum
          Fax: (408) 323-6470

13. No Rights as Stockholder.

     Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

14. Change or Waiver.

     Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

15. Headings.

     The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law.

     This Warrant shall be governed by and construed in accordance with the laws of the State of Kansas.

17. Quarterly Financial Statements.

     At any time during the Exercise Term that the Company is not required to file quarterly and annual reports with the Securities and Exchange Commission, the Company shall, not later than sixty (60) days after the end of each calendar quarter during the Exercise Term, provide the Registered Holder with the following financial statements: income statement, balance sheet, statement of cash flows and capitalization table (the "Financial Information").

                                              HYBRID NETWORKS, INC.

Dated: August 15, 2001                        By: /s/ Judson W. Goldsmith
                                                  ------------------------------
                                              Name:  Judson W. Goldsmith
                                                    ----------------------------
                                              Title: Vice President of Finance
                                                     Chief Financial Officer

                                    EXHIBIT A

                                  PURCHASE FORM

To: Hybrid Networks, Inc.
    6409 Guadalupe Mines Road
    San Jose, CA 95 120-5000

     The undersigned pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ___________ shares of the Common Stock (the "Common Stock") covered by such Warrant and herewith makes payment of $______, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned understands and acknowledges the terms and restrictions on the right to transfer or dispose of the Common Stock set forth in Section 6 of the attached Warrant, which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend on its certificate for the Common Stock referring to such restrictions and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.

                                             By: __________________________
                                                 Name: ____________________
                                                 Title: ___________________

                                                 Dated: ___________________

                                    EXHIBIT B

                            Net Issue Election Notice

To: Hybrid Networks, Inc.

                                             Date: _____________________________

     The undersigned hereby elects under Section 3(e) to surrender the right to purchase ________ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

                                             [INSERT NAME OF REGISTERED
                                             HOLDER]

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             Name for Registration:

                                             ___________________________________

                                             Mailing Address:

                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________